Exhibit 10.1

2005 INCENTIVE PLAN

OF

CHASE CORPORATION

ii

2005 INCENTIVE PLAN
OF
CHASE CORPORATION

The name of this plan is the Chase Corporation 2005 Incentive Plan (the “Plan”).  The Plan was adopted by the Board of Directors (“Board”) on November 21, 2005, subject to the approval of the shareholders of the Company, which approval was obtained on the same date.  The purpose of the Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company’s success by their ability, ingenuity and industry experience and to provide incentives to the participating officers, directors, employees, consultants and advisors that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company.  The Plan is intended to constitute a “written compensatory benefit plan” within the meaning of Rule 701 under the Securities Act of 1933, as amended (the “Act”).

ARTICLE I

DEFINITIONS

1.1           General.  Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

1.2           Administrator.  “Administrator” shall mean the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Article VIII.

1.3           Award.  “Award shall mean the grant of an Option, an award of Restricted Stock, a Performance Award, Dividend Equivalent, awards of Deferred Stock, Stock Payments or other awards pursuant to Article VII of this Plan.  Awards may be granted for services to be rendered or for past services already rendered to the Company or any Affiliate.

1.4           Board.  “Board” shall mean the Board of Directors of the Company.

1.5           Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.6           Committee.  “Committee” shall mean the Compensation and Management Development Committee of the Board, or a subcommittee of the Board, appointed as provided in Section 8.1.  The Committee shall be responsible for administering and interpreting the Plan in accordance with Article 8.

1.7           Common Stock.  “Common Stock” shall mean the common stock of the Company, no par value, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock.  Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

1.8           Company.  “Company” shall mean Chase Corporation a Delaware corporation.

1.9           Covered Employee.  “Covered employee” shall mean a “covered employee” within the meaning of section 162(m) of the Code.

1.10         Deferred Stock.  “Deferred Stock” shall mean Common Stock awarded under Article VII of this Plan.

1.11         Director.  “Director” shall mean a member of the Board.

1.12         Disability.  “Disability” shall be defined pursuant to section 22(e)(3) of the Code, except as otherwise may be required by section 409A, in which case “disability” shall be defined as set forth in section 409A.

1.13         Dividend Equivalent.  “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VII of this Plan.

1.14         Eligible Participant.  “Eligible Participant” shall mean any Employee, consultant, advisor or Director of the Company.

1.15         Employee.  “Employee” shall mean any officer or other employee (as defined in accordance with section 3401 (c) of the Code) of the Company, or of any corporation which is a Subsidiary.

1.16         Exchange Act.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.17         Fair Market Value.  “Fair Market Value” of a share of Common Stock as of a given date shall be (1) the value of a share of Common Stock at the closing of trading on such date on the principal exchange on which shares of Common Stock are then trading, if any, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (2) if the Common Stock is not traded on an exchange, the value of the Common Stock at the closing of trading on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (3) if the Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith, in compliance with applicable, statutory and regulatory guidelines.

1.18         Full-Value Award.  “Full-Value Award” shall mean Restricted Stock, Performance Award, Deferred Stock, Dividend Equivalents, and any other stock-based Awards that the Committee determines more closely resembles a Performance Award or Restricted Stock, other than an Option or stock appreciation right; provided, however, that a stock appreciation right that is settled in stock on a net basis shall be a “Full-Value Award”.

1.19         Grantee.  “Grantee” shall mean an Employee, consultant, advisor or Director granted a Performance Award, Dividend Equivalent, Stock Payment, an award of Deferred Stock, or other awards pursuant to Article VII of this Plan.

1.20         Incentive Stock Option.  “Incentive Stock Option” shall mean an option which conforms to the applicable provisions of section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator.

1.21         Independent Director.  “Independent Director” shall mean a member of the Board who is not an Employee of the Company.

1.22         Non-Qualified Stock Option.  “Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option, including any Option determined by the Administrator not to constitute an Incentive Stock Option.

1.23         Option.  “Option” shall mean a stock option granted under Article III of this Plan.  An Option granted under this Plan shall, as determined by the Administrator, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Independent Directors, consultants and advisors shall be Non-Qualified Stock Options.

1.24         Optionee.  “Optionee” shall mean an Employee, consultant, advisor or Director granted an Option under this Plan.

1.25         Participant.            “Participant” shall mean an Eligible Participant who has received Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Dividend Equivalents, Stock Payments or other awards or rights granted under this Plan.

1.26         Performance Award.  “Performance Award” shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VII of this Plan.

1.27         Performance Goals.  “Performance Goals” means with respect to any designated performance period as defined in section 8.3 one or more Performance Measures established by the Committee prior to the beginning of such performance period or within such period after the beginning of the performance period as shall meet the requirements to be considered “pre-established objective performance goals” for purposes of the regulations issued under Section 162(m) of the Code.  Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

1.28         Performance Measures.  “Performance Measures” shall include, but not be limited to (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

1.29         Plan.  “Plan” shall mean this 2005 Incentive Plan.

1.30         QDRO.  “QDRO” shall mean any qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, of 1974, as amended, or the rules and regulations thereunder.

1.31         Restricted Stock.  “Restricted Stock” shall mean Common Stock awarded under and subject to restrictions as provided in Article VI of this Plan.

1.32         Restricted Stockholder.  “Restricted Stockholder” shall mean an Employee, consultant, advisor or Director granted an award of Restricted Stock under Article VI of this Plan.

1.33         Rule 16b-3.  “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.34         Stock Payment.  “Stock Payment” shall mean (1) a payment in the form of shares of Common Stock, or (2) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Employee, consultant, advisor or Director in cash, awarded under Article VII of this Plan.

1.35         Subsidiary.  “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.36         Termination of Directorship.  “Termination of Directorship” shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement.  The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

ARTICLE II

SHARES SUBJECT TO PLAN

2.1           Shares Subject to Plan.

The shares of stock subject to Awards under this Plan shall be the Company’s Common Stock, no par value per share.  The aggregate number of such shares, which may be issued upon exercise of such options or rights or upon any such awards under the Plan, shall not exceed 500,000, (“Share Authorization”) subject to adjustment as provided in Section 9.13.  The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.  The maximum annual number of Awards that may be issued in the aggregate to any Participant shall be 200,000.  The maximum annual cash Award that may be issued to any Participant shall be $2,000,000.

(b)           To the extent required by section 162(m) of the Code if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option.

2.2           Unexercised Options and Other Rights.  To the extent that (1) a Stock Option expires or is otherwise terminated without being exercised, or (2) any shares of Stock subject to any other Award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan.  If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.  To the extent that a share of stock is subject to an outstanding Full-Value Award, such share shall reduce the Share Authorization by two shares of Common Stock, and to the extent that a share is subject to an outstanding Option, stock appreciation right or other stock-based Award not treated as a Full-Value Award, such share shall reduce the Share Authorization by one share of stock. Notwithstanding the foregoing, Awards that are expired, cancelled, forfeited or otherwise returned to the Company cannot be recounted for purposes of Section 162(m) of the Code and the Administrator shall consider such limitation when regranting such Awards.

ARTICLE III

GRANTING OF OPTIONS

3.1           Eligibility.  Any officer, Employee, consultant, advisor or Director shall be eligible to be granted an Option.

3.2           Granting of Options.

(a)           The Administrator shall from time to time, in its absolute discretion:

(i)            Select which Eligible Participants shall be granted Options;

(ii)           Determine the number of shares subject to such Options;

(iii)          Determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in section 162(m)(4)(C) of the Code; and

(iv)          Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of section 162(m) of the Code.

(b)           The Administrator shall instruct the Secretary of the Company to issue such Options and may impose such conditions on the grant of such Options as it deems appropriate.  Without limiting the generality of the preceding sentence, the Administrator may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option that the Optionee surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Dividend Equivalents, Stock Payments or other awards or rights which have been previously granted to him under this Plan or otherwise.  Any such surrender and subsequent grant or Award shall fully comply with the requirements of section 409A of the Code and the regulatory guidelines.  Such grant or other Award may contain such terms and conditions as the Administrator deems appropriate and shall be exercisable in accordance with its terms, subject to statutory and regulatory compliance.

3.3           Special Rules Applicable to Incentive Stock Options.

(a)           No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless the exercise price per share is not less than one hundred ten percent (110%) of the Fair Market Value per share of stock on the option grant date and the option term does not exceed five (5) years measured from the option grant date.

(b)           No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an “incentive stock option” under section 422 of the Code.  No Incentive Stock Option shall be granted to any person who is not an Employee.

(c)           Any Incentive Stock Option granted under this Plan may be modified by the Administrator to disqualify such option from treatment as an “incentive stock option” under section 422 of the Code.

(d)           To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of section 422 of the Code, but without regard to section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by section 422 of the Code and subject to the provisions of Section 3.4 of this Plan and the Company shall issue separate certificates to the Participant with respect to options that are Non-Qualified Options and options that are Incentive Stock Options.  The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.  For purposes of this Section 3.3(d), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

3.4           Certain Additional provisions for Non-Qualified Stock Options.

(a)           Non-Qualified Options With Fair Market Value Exercise Price.  To avoid a deferral of compensation falling within the requirements of section 409A of the Code, any option to purchase stock, other than an Incentive Stock Option, will have the following characteristics: (i) the exercise price will never be less than the Fair Market Value of the underlying stock on the date the option is granted, (ii) the receipt, transfer or exercise of the option will be subject to taxation under section 83 of the Code, and (iii) the option will not include any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of the option.

(b)           Non-Qualified Options With an Exercise Price Less than Fair Market Value.  Notwithstanding paragraph (a) above, to the extent determined by the Board, any Non-Qualified Options may constitute a deferral of compensation, such option shall comply with the requirements of section 409A of the Code as set forth in the corresponding stock option agreement.

3.5           Substitute Options.  In the event that the Company or any Subsidiary consummates a transaction described in section 424(a) of the Code (relating to the acquisition of property or stock from an unrelated corporation), individuals who become employees of the Company or any Subsidiary on account of such transaction may be granted Incentive Stock Options in substitution for options granted by their former employer, subject to the requirements of section 409A of the Code.

ARTICLE IV

TERMS OF OPTIONS

4.1           Option Agreement.  Each Option shall be evidenced by a written stock option agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Administrator shall determine, consistent with this Plan.  Stock option agreements evidencing Options intended to qualify as performance-based compensation as described in section l62(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 162(m) of the Code.  Stock option agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 422 of the Code.  In this regard, any awards which are Non-Qualified Options under Section 3.4 of this Plan will include within the written award agreement such terms and conditions as are necessary to comply with the requirements of section 409A of the Code.  Any award agreement may require that the Participant agree to be bound by any stockholders’ agreement among all or certain stockholders of the Company that may be in effect at the time of either the grant of the award or the exercise of an Option, if applicable, or certain provisions of any such agreement that may be specified by the Company.

4.2           Option Price.  The price per share of the shares subject to each Option shall be set by the Administrator; provided, however, that (i) such price shall be no less than the fair market value of a share of Common Stock, and (ii) in the case of Options intended to qualify as Incentive Stock Options or as performance-based compensation as described in section 162(m)(4)(C) of the Code such price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (110% of the Fair Market Value of a share of Common Stock on the date such Option is granted in the case of an individual then owning (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary).

4.3           Option Term.  The term of an Option shall be set by the Administrator in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than seven (7) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

4.4           Option Vesting and Exercisability.  Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.  The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion, including but not limited to in connection with any “change in control” of the Company, as defined in any stock option agreement.  Notwithstanding the foregoing, the Board may accelerate (i) the vesting or payment of any Award (including an Incentive Stock Option), (ii) the lapse of restrictions on any award (including an award of Restricted Stock) and (iii) the date on which any Option first becomes exercisable as long as such acceleration is permissive under the requirements of section 409A of the Code.  An Incentive Stock Option shall not be exercisable until such Incentive Stock Option is vested.

ARTICLE V

EXERCISE OF OPTIONS

5.1           Partial Exercise.  An exercisable Option may be exercised in whole or in part, as determined by the Administrator on the date of grant.  However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

5.2           Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or the Secretary’s office:

(a)           A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is to be exercised.  The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

(b)           Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations.  The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c)           In the event that the Option shall be exercised pursuant to Section 9.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(d)           Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised.  However, at the discretion of the Administrator and subject to compliance with applicable statutory and regulatory guidance, the terms of the Option may (i) allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee for at least six (6) months prior to the date of delivery, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the delivery of a full-recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator, or (iv) allow payment through any combination of the foregoing.  In the case of a promissory note, the Administrator may also prescribe the form of such note, the security to be given for such note and the rate of interest, if any, that the note shall bear.  The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law, and any such note or loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

5.3           Conditions to Issuance of Stock Certificate.  The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)           The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b)           The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)           The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)           The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience;

(e)           The receipt by the Company of full payment for such shares, including payment of any applicable withholding or employment tax; and

(f)            Compliance with the terms of this Plan and any other applicable agreements pertaining to the Award.

5.4           Rights as Stockholders.  The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of an Option unless and until certificates representing such shares have been issued by the Company to such holders and such holder has entered into any applicable stockholder’s agreement, as determined by the Administrator in its sole discretion.

5.5           Ownership and Transfer Restrictions.  In addition to the restrictions set forth in Section 9.1 of this Plan, the Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate.  Any such restriction shall be set forth in the respective stock option agreement and may be referred to on the certificates evidencing such shares.  The Administrator may require the Optionee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within the later of (i) two (2) years from the date the Option was granted or (ii) one (1) year after the transfer of such shares to the Optionee.  The Administrator may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to be given prompt notice of disposition.

ARTICLE VI

AWARD OF RESTRICTED STOCK

6.1           Award of Restricted Stock.

(a)           The Administrator shall from time to time, in its absolute discretion, select which Eligible Participant shall be awarded Restricted Stock, and determine the purchase price, if any, and other terms and conditions, including Performance Goals, applicable to such Restricted Stock, consistent with this Plan.

(b)           The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock, including any consideration required by applicable law.  The Administrator shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

6.2           Restricted Stock Agreement.  Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the selected Employee, consultant, advisor or Director and an authorized officer of the Company and which shall contain such terms and conditions as the Administrator shall determine, consistent with this Plan.

6.3           Rights as Stockholders.  Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 6.5, the Restricted Stockholder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Restricted Stockholder’s Restricted Stock Agreement and any applicable stockholder’s agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.4.

6.4           Restriction.  All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Administrator shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that by a resolution adopted after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement.  Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5           Escrow.  The Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

6.6           Legend.  In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

6.7           Deferred Compensation.  To the extent that any award of shares of Restricted Stock may constitute a deferral of compensation, the award shall comply with the requirements of section 409A of the Code as set forth in the corresponding restricted stock agreement.

ARTICLE VII

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
DEFERRED STOCK, STOCK PAYMENTS OR OTHER AWARDS

7.1           Performance Awards.  Any Eligible Participant selected by the Administrator may be granted one or more Performance Awards which may be subject to the requirements of Section 8.3.  The value of such Performance Awards may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Administrator, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Administrator.

7.2           Dividend Equivalents.  Any Eligible Participant selected by the Administrator may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Administrator.  Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator.

7.3           Stock Payments.  Any Eligible Participant selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator.  The number of shares shall be determined by the Administrator and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee.

7.4           Deferred Stock.  Any Eligible Participant selected by the Administrator may be granted an award of Deferred Stock in the manner determined from time to time by the Administrator.  The number of shares of Deferred Stock shall be determined by the Administrator and may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Administrator.  Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Administrator.  Unless otherwise provided by the Administrator, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the award has vested and the Common Stock underlying the award has been issued.

7.5           Other Stock Based Awards.  The Board shall have the right to grant such awards based upon the Common Stock having terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of warrants to purchase Common Stock.

7.6           Deferred Compensation.  It is not intended that Awards under this Article VII, in form and/or operation, will constitute “deferred compensation” under section 409A of the Code.  If it is subsequently determined that such awards in form and/or operation, constitute “deferred compensation” under section 409A of the Code, the award shall be amended as provided by in Section 9.6 to comply with the requirements of section 409A of the Code as set forth in the corresponding award agreement.

7.7           Form of Agreement.  Each award granted pursuant to this Article VII shall be evidenced by a written agreement, which shall be executed by the Grantee and an authorized officer of the Company and which shall contain such terms and conditions as the Administrator shall determine, consistent with this Plan, including the term of the Award and payment on exercise.

ARTICLE VIII

ADMINISTRATION

8.1           Compensation and Management Development Committee.  The Compensation and Management Development Committee (or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist of two (2) or more Directors appointed by and holding office at the pleasure of the Board.  To the extent applicable, the members of the Committee shall each be an “outside director” as defined under section 162(m) of the Code.  Appointment of Committee members shall be effective upon acceptance of appointment.  Committee members may resign at any time by delivering written notice to the Board.  Vacancies in the Committee may be filled by the Board.

To the extent applicable, during the period any director is serving on the Committee, he shall not (i) be an officer of the Company or a parent or subsidiary of the Company, or otherwise currently employed by the Company or a parent or subsidiary of the Company; (ii) receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of the 1934 Act; (iii) possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a); and (iv) be engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b).  The requirements of this subsection are intended to comply with Rule 16b-3 under Section 16 of the 1934 Act or any successor rule or regulation, and shall be interpreted and construed in a manner which assures compliance with said Rule.  To the extent said Rule 16b-3 is modified to reduce or increase the restrictions on who may serve on the Committee, the Plan shall be deemed modified in a similar manner.

8.2           Duties and Powers of Administrator.  It shall be the duty of the Administrator to conduct the general administration of this Plan in accordance with its provisions.  The Administrator shall have the power to interpret this Plan and the agreements pursuant to which Awards are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules.  Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder.  Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of section 422 of the Code.  Any Award constituting “deferred compensation” as defined under section 409A of the Code, shall comply in all respects with the requirements of section 409A and applicable regulatory guidance.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.  In this regard, to the extent that the guidelines pursuant to section 162(m) are applicable, not only will the Committee consist solely of two or more outside directors but said Committee shall be required to certify that any Performance Goals and/or other material terms associated with any Award have been satisfied prior to the payment of any Award pursuant to section 8.3 below.

8.3           Performance-Based Compensation under section 162(m) of the Code.  If the Committee determines at the time an Award is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the Participant’s right to receive cash, shares, or other property pursuant to such Award shall be subject to the satisfaction of Performance Goals during a performance period, which for these purposes means the period of service designated by the Committee applicable to an Award subject to this section 8.3.  Notwithstanding the attainment of Performance Goals by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant.  The Committee shall have the power to impose such other restrictions on Awards subject to this section 8.3 as it deems necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of section 162(m) of the Code. In this regard, any performance criterion based on performance over time will be determined by reference to a period of at least one year.

8.4           Majority Rule.  The Administrator shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

8.5           Compensation; Professional Assistance; Good Faith Actions.  Members of the Administrator shall receive such compensation for their services as members as may be determined by the Board.  All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company.  The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons.  The Administrator, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company and all other interested persons.  No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Award under this Plan and the Administrator shall be fully protected and indemnified by the Company in respect of any such action, determination or interpretation.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1           Not Transferable.  Except as otherwise provided in the option or Restricted Stock Agreement, Awards under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed.  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his or her successors in interest nor shall it be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section 9.1 shall not prevent (1) transfers by will or by the applicable laws of descent and distribution, (2) the designation of a beneficiary to exercise any Option or other right or award (or any portion thereof) granted under the Plan after the Optionee’s or Grantee’s death, or (3) transfers of a Non-Qualified Option to an Optionee’s alternate payee pursuant to a QDRO.

During the lifetime of the Optionee or Grantee, only the Optionee, or, in the case of a Non-Qualified Option,  an alternate payee under a QDRO, may exercise an Option or other right or award (or any portion thereof) granted under the Plan.  After the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, subject to the terms of such Option, right or award, be exercised by the Optionee’s or Grantee’s personal representative or by any person empowered to do so under a beneficiary designation, under a will or under the then applicable laws of descent and distribution.

9.2           Amendment, Suspension or Termination of this Plan.  This Plan shall terminate on the date of the annual meeting of the Board immediately following the tenth anniversary of the Board’s adoption of this Plan.  This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator.  However, without approval of the Company’s stockholders given within twelve months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 9.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan, increase the per-participant limitation in Section 2.1 or change the class of employee entitled to participate in the Plan, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule.  No amendment, suspension or termination of this Plan shall, without the consent of the holder thereof, alter or impair any rights or obligations under any Award granted or awarded, unless the Award itself otherwise expressly so provides.  No Options, Restricted Stock, Deferred Stock, Performance Awards, Dividend Equivalents, Stock Payments or other awards may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

(a)           The expiration of ten years from the date the Plan is adopted by the Board; or

(b)           The expiration of ten years from the date the Plan is approved by the Company’s stockholders under Section 9.3.

Specifically, and in addition to the foregoing, this Plan may be amended, to the extent necessary, to comply with regulatory and legislative requirements, including section 409A of the Code.

9.3           Approval of Plan by Stockholders.  This Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of this Plan.  Options, Performance Awards, Dividend Equivalents, Stock Payments or other awards may be granted and Restricted Stock or Deferred Stock may be awarded prior to such stockholder approval, provided that such Options, Performance Awards, Dividend Equivalents, Stock Payments or other awards shall not be exercisable and such Restricted Stock or Deferred Stock shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Options, Performance Awards, Dividend Equivalents, Stock Payments or other awards previously granted and all Restricted Stock or Deferred Stock previously awarded under this Plan shall thereupon be canceled and become null and void.

9.4           Limitations Applicable to Section 16 Persons and Performance-Based Compensation.  Notwithstanding any other provision of this Plan, any Option, Performance Award Dividend Equivalent, Stock Payment or other award granted, or Restricted Stock or Deferred Stock awarded to a key Employee or Director who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations.  Furthermore, notwithstanding any other provision of this Plan, any Option or other awards intended to qualify as performance-based compensation as described in section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in section 162(m) of the Code (including any amendment to section 162(m) of the Code) or any Treasury regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

9.5           Effect of Plan Upon Options and Compensation Plans.  The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary.  Nothing in this Plan shall be construed to limit the right of the Company (1) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary or (2) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

9.6           Compliance with Laws.  This Plan, the granting and vesting of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents, Stock Payments or other awards under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options, Performance Awards, Dividend Equivalents, Stock Payments or other awards granted or Restricted Stock or Deferred Stock awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements and the requirements of section 409A of the Code) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.  To the extent permitted by applicable law, the Plan, Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents, Stock Payments or other awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

9.7           Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

9.8           Governing Law.  This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the Commonwealth of Massachusetts without regard to conflicts of laws thereof.

9.9           Change in Control.  Notwithstanding any other provision of the Plan, but subject to the requirements of section 409A of the Code and the provisions of any particular award agreement, in the event of any Change in Control (as defined below) of the Company, and in anticipation thereof if required, by the circumstances, the Board, in its sole discretion (and in addition to or in lieu of any actions permitted to be taken by the Company under the terms of any particular award agreement), may, on either an overall or a Participant by Participant basis, (i) accelerate the exercisability, prior to the effective date of such Change in Control, of any outstanding Options (and terminate the restrictions applicable to any shares of Restricted Stock), (ii) upon written notice, provide that any outstanding Options must be exercised, to the extent then exercisable, within a specified number of days after the date of such notice, at the end of which period such Options shall terminate, (iii) if there is a surviving or acquiring entity, and subject to the consummation of such Change in Control, cause that entity or a Subsidiary of that entity to grant replacement awards having such terms and conditions as the Board determines to be appropriate in its sole discretion, upon which replacement the replaced Options or Restricted Stock shall be terminated or cancelled, as the case may be, (iv) terminate any outstanding Options and make such payments, if any, therefor (or cause the surviving or acquiring entity to make such payments, if any, therefor) as the Board determines to be appropriate in its sole discretion (including, without limitation, with respect to only the then exercisable portion of such Options based on the Fair Market Value of the underlying shares as determined by the Board in good faith), upon which termination such Options shall immediately cease to have any further force or effect, (v) repurchase (or cause the surviving or acquiring entity to purchase) any shares of Restricted Stock for such amounts, if any, as the Board determines to be appropriate in its sole discretion (including, without limitation, an amount with respect to only the vested portion of such shares (i.e., the portion that is not then subject to forfeiture or repurchase at a price less than their value), based on the Fair Market Value of such vested portion as determined by the Board in good faith), upon which purchase the holder of such shares shall surrender such shares to the purchaser, or (vi) take any combination (or none) of the foregoing actions.  Except as otherwise may be required with respect to any award constituting deferred compensation under section 409A of the Code, for purposes of this Plan, a “Change in Control” shall mean and include any of the following:

(a)           a merger or consolidation of the Company with or into any other corporation or other entity in which holders of the Company’s voting securities immediately prior to such merger or consolidation will not, directly or indirectly, continue to hold at least a majority of the outstanding voting securities of the Company;

(b)           a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company’s assets;

(c)           the acquisition by any person or any group of persons, acting together in any transaction or related series of transactions, of such quantity of the Company’s voting securities as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, 50% or more of the combined voting power of the voting securities of the Company other than as a result of (i) an acquisition of securities directly from the Company or (ii) an acquisition of securities by the Company which by reducing the voting securities outstanding increases the proportionate voting power represented by the voting securities owned by any such person or group of persons to 50% or more of the combined voting power of such voting securities;

(d)           a change in the composition of the Board within a two (2) year period such that a majority of the members of the Board are not continuing directors; or

(e)           the liquidation or dissolution of the Company.

9.10         Termination of Service.

(a)           Termination of Service in General.  Except as set forth in the applicable award agreement or as otherwise determined by the Board, upon the termination of the service of a Participant, the Participant’s Options shall expire on the earliest of the following occasions:

(i)            subject to Section 5.4, the date that is three (3) months after the voluntary termination of the Participant’s service or the termination of the Participant’s service by the Company (or by a Subsidiary) other than for Cause;

(ii)           the date of the termination of the Participant’s service by the Company (or by a Subsidiary) for Cause;

(iii)          the date one (1) year after the termination of the Participant’s service by reason of Disability; or

(iv)          the date one (1) year after the termination of the Participant’s service by reason of the Participant’s death.

The Participant may exercise all or any part of the Participant’s Options at any time before the expiration of such Options under this Section 9.10(a), but only to the extent that such Options had become exercisable before the Participant’s service terminated (or became exercisable as a result of the termination) and the underlying shares had vested before the Participant’s service terminated (or vested as a result of the termination).  The balance of such Options shall lapse when the Participant’s service terminates.  In the event that the Participant dies during the Participant’s service, or after the termination of the Participant’s service but before the expiration of the Participant’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Participant’s estate or by any person who has acquired such Options directly from the Participant by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Participant’s service terminated (or became exercisable as a result of the termination) and the underlying shares had vested before the Participant’s service terminated (or vested as a result of the termination).

(b)           Definition of Cause.  Except as set forth in the applicable Award agreement, “Cause” means and includes dishonesty, theft, fraud, violation of Company policies, insubordination, material violation of governmental regulations applicable to the Company, substantial malfeasance or non-feasance of duty, unauthorized disclosure of trade secrets or confidential information, and conduct substantially prejudicial to the Company or a Subsidiary, including without limitation conviction of or plea of no contest to a felony under applicable law or a material breach by Participant of the terms of any non-competition, non-solicitation, non-disclosure agreement, stockholder, voting or other written agreement with the Company, as determined by the Board, whose determination shall be final and binding on the Company and the Participant.  Notwithstanding anything to the contrary in the Plan, if the Board determines after the termination of the Participant’s service that the Participant has engaged in conduct constituting Cause (whether before or after the termination of the Participant’s service), the Participant’s Options shall terminate immediately to the extent not exercised in accordance with the terms of this Agreement.

(c)                                  Date of Termination of Service.

(i)            “Termination of Employment” shall mean the time when the employee-employer relationship between the Optionee, Grantee or Restricted Stockholder and the Company or any Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (1) terminations where there is a simultaneous reemployment, continuing employment or retention as a consultant or advisor of an Optionee, Grantee or Restricted Stockholder by the Company or any Subsidiary, (2) at the discretion of the Administrator, terminations which result in a temporary severance of the employee-employer relationship, and (3) at the discretion of the Administrator, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former Employee.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purpose of section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said section.  Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee’s employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

(ii)           The date of the termination of a Participant’s service for any reason shall be determined by the Board in its sole discretion.  For purposes of the Plan, however, the following events shall not be deemed a termination of service of a Participant: (1) a transfer of service from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another Subsidiary; or (2) a leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant’s right to employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing; provided, however, that if the Participant fails to resume his or her active service to the Company upon the completion of such leave of absence, then the Board may, to the extent permitted by applicable law, deem such Participant’s service to have terminated as of the commencement of such leave of absence.  For purposes of the Plan, employees of a Subsidiary shall be deemed to have terminated their service on the date on which such Subsidiary ceases to be a Subsidiary.

(d)           Effect of Termination of Service.  The Board shall have full authority to determine and specify in the applicable award agreement the effect, if any, that a Participant’s termination of service for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding award.

9.11         Withholding.  Requirements and Arrangements.

(a)           Options.  In the case of any Option, the Board may require the Participant to remit to the Company an amount sufficient to satisfy the federal, state and local withholding and employment tax obligations of the Company with respect to the exercise of such Option (or make other arrangement satisfactory to the Board with regard to such taxes, including withholding from regular cash compensation, providing other security to the Company, or remitting or foregoing the receipt of shares having a Fair Market Value on the date of delivery sufficient to satisfy such minimum statutory obligations) prior to the delivery of any shares in respect of such Option.

(b)           Restricted Stock.  In the case of any shares of Restricted Stock that are “substantially vested” (within the meaning of Treasury Regulations Section 1.83-3(b)) upon issuance, the Board may require the Participant to remit to the Company an amount sufficient to satisfy the federal, state or local withholding and employment tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes, including withholding from regular cash compensation, providing other security to the Company, or remitting or foregoing the receipt of shares having a Fair Market Value on the date of delivery sufficient to satisfy such obligations) prior to the issuance of any such shares.  In the case of any shares of Restricted Stock that are not “substantially vested” upon issuance, if the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to such shares, the Board may require the Participant to remit to the Company an amount sufficient to satisfy any such potential liability (or make other arrangements satisfactory to the Company with respect to such taxes, including withholding from regular cash compensation, providing other security to the Company, or remitting or foregoing the receipt of shares having a Fair Market Value on the date of delivery sufficient to satisfy such obligations) at the time such shares of Restricted Stock are delivered to the Participant, at the time the Participant makes an election under section 83(b) of the Code with respect to such shares and/or at the time such shares become “substantially vested,” and to agree to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

(c)           Retention of Shares.  With respect to any Participant subject to Section 16(a) of the Exchange Act, any retention of shares by the Company to satisfy a tax obligation with respect to such Participant shall be made in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule under the Exchange Act.

(d)           Offset Against Payments.  The Company may, to the extent permitted by law, deduct any tax obligations of a Participant from any payment of any kind otherwise due to the Participant.

9.12         Adjustments.  Upon the happening of any of the following described events, a Participant’s rights with respect to awards granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the award agreement.

(a)           Stock Splits and Recapitalizations.  In the event the Company issues any of its shares as a stock dividend upon or with respect to the shares, or in the event shares shall be subdivided or combined into a greater or smaller number of shares, or if, upon a merger or consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, shares shall be exchanged for other securities of the Company, securities of another entity, cash or other property, each Participant upon exercising an Option (for the purchase price to be paid under the Option) shall be entitled to purchase such number of shares, other securities of the Company, securities of such other entity, cash or other property as the Participant would have received if the Participant had been the holder of the shares with respect to which the award is exercised at all times between the Grant Date of the award and the date of its exercise, and appropriate adjustments shall be made in the purchase price per share.  In determining whether any award granted hereunder has vested, appropriate adjustments will be made for distributions and transactions described in this Section 9.12(a).  The Board may adjust the number of shares subject to outstanding awards and the exercise price and the terms of outstanding awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued.  Notwithstanding the foregoing, any adjustment under this Section 9.12(a) shall not be permitted to the extent that the individual award or this Plan, in general, would constitute deferred compensation subject to section 409A of the Code unless the award agreement sets forth the terms and conditions necessary to comply with the requirements of section 409A of the Code.  Where an adjustment of the type described above is made to an Incentive Stock Option under this Section, the adjustment will be made in a manner which will not be considered a “modification” under the provisions of subsection 424(h)(3) of the Code.

(b)           Restricted Stock.  If any person owning Restricted Stock receives new or additional or different shares or securities (“New Securities”) in connection with a corporate transaction or stock dividend described in Section 9.12(a) as a result of owning such Restricted Stock, the New Securities shall be subject to all of the conditions and restrictions applicable to the Restricted Stock with respect to which such New Securities were issued.  Notwithstanding the foregoing, any adjustment under this Section 9.12(b) shall not be permitted to the extent that the individual award or this Plan, in general, would constitute deferred compensation subject to section 409A of the Code unless the award agreement sets forth the terms and conditions necessary to comply with the requirements of section 409A of the Code.

(c)           Fractional Shares.  No fractional shares shall be issued under the Plan.  Any fractional shares which, but for this Section, would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and the Participant shall receive from the Company cash in lieu of such fractional shares.

(d)           Further Adjustment.  Upon the happening of any of the events described in Sections 9.12(a) or 9.12(c), the class and aggregate number of shares set forth in Section 5.1 hereof that are subject to awards which previously have been or subsequently may be granted under the Plan, and the number of shares set forth in Section 5.3 hereof that may be granted to a Participant in any year shall be appropriately adjusted to reflect the events described in such Sections.  The Board shall determine the specific adjustments to be made under this Section 9.12(d).

(e)           Assumption of Options Upon Certain Events.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant awards under the Plan in substitution for stock and stock based awards issued by such entity or a Subsidiary thereof, as long as such substitute awards will not constitute a deferral of compensation under section 409A of the Code.  Notwithstanding the foregoing, to the extent that the Board determines that any such substitute award shall constitute a deferral of compensation under section 409A of the Code, such award shall be accompanied with a written award agreement which shall set forth the terms and conditions required to comply with the requirements of section 409A of the Code.  The substitute awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.  The awards so granted shall not reduce the number of shares that would otherwise be available for awards under the Plan.  Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, stock dividend or combination, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, the Company will have the right, subject to applicable statutory and regulatory guidance, including but not limited to section 409A of the Code,  to terminate this Plan as of the date of the exchange or conversion, in which case all options, rights and other awards under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

9.13         Other Transfer Restrictions.  Notwithstanding any other provision of the Plan, in order to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, and any successor provision, (i) any Restricted Stock offered under the Plan to a Participant subject to Section 16 of the

Exchange Act (a “Section 16 Participant”) may not be sold for six (6) months after acquisition; (ii) any shares or other equity security acquired by a Section 16 Participant upon exercise of an Option may not be sold for six (6) months after the date of grant of the Option; and (iii) any Option or other similar right related to an equity security issued under the Plan shall not be transferable except in accordance with the rules under Section 16 of the Exchange Act, subject to any other applicable transfer restrictions under the Plan or the award agreement.  The Board shall have no authority to take any action if the authority to take such action, or the taking of such action, would disqualify a transaction under the Plan from the exemption provided by Rule 16b-3 under the Act, or any successor provision.

9.14         Certain Indebtedness to the Company.  No Option or other Award may be exercised at any time after the Board has determined, in good faith, that the Participant is indebted to the Company or any Subsidiary for advances of salary, advances of expenses, recoverable draws or other amounts unless and until either (a) such indebtedness is satisfied in full or (b) such condition is waived by the Board.  The period during which any Option or other award may by its terms be exercised shall not be extended during any period in which the Participant is prohibited from such exercise by the preceding sentence, and the Company shall have no liability to any Participant, or to any other party, if any Option or other award expires unexercised in whole or in part during such period or if any Option that is intended to be an Incentive Stock Option is deemed to be an Non-Qualified Option because such Option is not exercised within three (3) months after the termination of the Participant’s employment with the Company or a Subsidiary.

ARTICLE X

AUTHORIZATION OF SUB-PLANS

The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions.  The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable.  All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

*   *   *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Chase Corporation on November 23, 2005.

Executed on this 23rd day of November, 2005.

/s/ George M. Hughes
George M. Hughes, Secretary